                                                                   EXHIBIT 10.15

                            PROPERTY USE AGREEMENT

        This Property Use Agreement between Sprint Spectrum Realty Company, L.P., a Delaware limited partnership ("REALTYCO"), and Sprint Spectrum L.P., a Delaware limited partnership ("SPECTRUM"), is dated as of July 1, 1996.

 RECITALS:

    A. Spectrum is in the business of developing, operating and managing a personal communications services ("PCS") network; and

    B. RealtyCo has certain leasehold interests in properties that Spectrum needs for cell or switch site placement or desires for office space or other uses in connection with the development, operation and management of a PCS network; and

    C. RealtyCo is willing to allow Spectrum to use such properties on the terms and conditions more fully set forth in this Property Use Agreement;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:

1. GRANT OF USAGE RIGHT. RealtyCo grants Spectrum the right to use any or all of
   --------------------
   the properties in which RealtyCo holds a leasehold interest (whether such leasehold interest exists now or is created in the future) that Spectrum needs for cell or switch site placement or that Spectrum desires for office space or other uses in connection with the development, operation and management of its PCS network (the "PROPERTIES"). Nothing in this Agreement restricts RealtyCo's right to permit other parties ("OTHER USERS") from using the Properties so long as such Other Users' uses do not interfere with Spectrum's ability to operate its PCS network in a manner satisfactory to Spectrum.

2. TERM OF PROPERTY USE. Spectrum shall have the right to use the Properties for
   --------------------
   the shorter of (a) the duration of RealtyCo's leasehold, including any renewal terms of such leasehold or (b) a term of five (5) years, commencing on the date of this Agreement (the "INITIAL TERM"). At the end of the Initial Term, this Agreement will renew automatically on July 1 of each year for a one-year term unless terminated by either party giving written notice to the other party at least 90 days prior to such renewal date.

3.  PROPERTY USE FEE. Spectrum shall pay to RealtyCo, on a monthly basis, the
    ----------------
    amount equal to the aggregate monthly lease payments due from RealtyCo with respect to the Properties less all monthly payments due to RealtyCo from Other Users for their use of any of the Properties.

4. PAYING AGENT. Spectrum may, as agent for RealtyCo, make payments due with
   -------------
   respect to the Properties, including any rent, property tax or other fees. Any such amounts paid by Spectrum will reduce the Property Use Fee set forth in Section 3 above by a corresponding amount.

5. GENERAL PROVISIONS. This Agreement will be effective as of the commencement
   ------------------
   of business on July 1, 1996. This Agreement may not be assigned by either party without the written consent of the other party. This Agreement is binding upon and inures to the benefit of the parties' respective successors and permitted assigns. This Agreement is governed by, and construed and interpreted in accordance with, the laws of the State of Missouri without reference to applicable choice of law provisions. The headings used in this Agreement are for convenience only and must not in any way affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                        SPRINT SPECTRUM REALTY COMPANY, L.P.

                                        By: /s/ Robert M. Neumeister, Jr.
                                           --------------------------
                                        Name: Robert M. Neumeister, Jr.
                                        Title: Chief Financial Officer

                                        SPRINT SPECTRUM L.P.


                                        By: /s/ Robert M. Neumeister, Jr.
                                            ---------------------------
                                            Name: Robert M. Neumeister, Jr.
                                            Title: Chief Financial Officer